                                                               EXHIBIT (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
                                PURSUANT TO THE
                           OFFER TO PURCHASE FOR CASH
                                    MADE BY
                             STIFEL FINANCIAL CORP.
                     FOR 850,000 SHARES OF ITS COMMON STOCK
             (INCLUDING ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

     This form has been prepared in connection with Stifel Financial Corp.'s ("Stifel") Offer to Purchase for Cash 850,000 shares of Stifel's common stock (and associated preferred stock purchase rights) dated September 5, 2003 (the "Offer to Purchase"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Offer to Purchase. This form, or a form substantially equivalent to this form, must be used to accept the Offer if: (i) certificates for the shares are not immediately available; (ii) the procedure for book-entry transfer cannot be completed on a timely basis; or (iii) time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary prior to the Expiration Date. This form may be delivered by hand or transmitted by mail or overnight carrier or, for Eligible Institutions, by facsimile transmission to the Depositary.

     The Depositary for the Offer is:

                                 UMB Bank, n.a.
                                 ("Depositary")

                                 (800) 884-4225

            By Mail:                           By Hand:                         By Overnight:
         UMB Bank, n.a.                     UMB Bank, n.a.                     UMB Bank, n.a.
  Securities Transfer Division       Securities Transfer Division       Securities Transfer Division
         P.O. Box 410064              928 Grand Blvd. 13th Floor         928 Grand Blvd. 13th Floor
   Kansas City, Missouri 64141        Kansas City, Missouri 64106        Kansas City, Missouri 64106

           Facsimile (for Eligible Institutions only): (816) 860-3963
                 Confirm facsimile by telephone: (816) 860-7782

     Delivery of this instrument to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     You hereby tender to Stifel, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, the number of shares of common stock of Stifel (and associated preferred stock purchase rights) listed below, pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.

                                    ODD LOTS
               (SEE INSTRUCTION 17 OF THE LETTER OF TRANSMITTAL)

     To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on September 5, 2003, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 shares.

     The undersigned either (check only one box):

[ ] is the beneficial or record owner of an aggregate of fewer than 100 shares (not including shares held in Stifel's 401(k) Plan) and is tendering all such shares; or

[ ]  is a broker, dealer, commercial bank, trust company, or other nominee that:

     (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record owner; and

     (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all such shares.

Number of shares tendered:
--------------------------------------------------------------------------------

Certificate Numbers (if available):
--------------------------------------------------------------------------------

Name(s) of Stockholder:
--------------------------------------------------------------------------------

Telephone Number(s):
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Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                            STOCKHOLDER'S SIGNATURE

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       STOCKHOLDER'S SIGNATURE (IF SHARES ARE HELD IN MORE THAN ONE NAME)

Dated:            , 2003
      ----------------

If shares will be tendered by book-entry transfer, enter account number:
                                ------------------------------------------------

Enter book-entry transfer facility name:
--------------------------------------------------------------------------------

     The method of delivery of this document is at the election and risk of the tendering stockholders. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to assure delivery.

                                   GUARANTEE
                    (Not to be Used for Signature Guarantee)
                (See Instruction 2 of the Letter of Transmittal)

     The undersigned, an Eligible Institution, hereby guarantees: (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the 1934 Act; (ii) that such tender of shares complies with Rule 14e-4; and (iii) the delivery to the Depositary, at one of its addresses set forth above, of certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares tendered hereby into the Depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), with any required signature guarantee(s), and any other required documents, all within three New York Stock Exchange trading days after the date of receipt of this Notice of Guaranteed Delivery by the Depositary.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

                                         ---------------------------------------
                                                      NAME OF FIRM

                                         Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         Telephone No.:
                                         ---------------------------------------

                                         ---------------------------------------
                                                  AUTHORIZED SIGNATURE

                                         ---------------------------------------
                                                   NAME (PLEASE PRINT)

                                         ---------------------------------------
                                                          TITLE

Dated:            , 2003
      ----------------

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

                                        3